UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2021

MICROSTRATEGY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-24435	51-0323571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1850 Towers Crescent Plaza Tysons Corner, Virginia	22182
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 848-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Class A common stock, par value $0.001 per share	MSTR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Indenture and 6.125% Senior Secured Notes due 2028

On June 14, 2021 (the “Closing Date”), MicroStrategy Incorporated (the “Company”) completed its previously announced private offering of 6.125% senior secured notes due 2028 (the “Notes”). The Notes were sold under a purchase agreement, dated as of June 8, 2021, entered into by and among the Company, MicroStrategy Services Corporation, a wholly owned subsidiary of the Company (the “Guarantor”), and Jefferies LLC (the “Initial Purchaser”), for resale to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to persons outside the United States pursuant to Regulation S under the Securities Act. The aggregate principal amount of the notes sold in the offering was $500 million.

The net proceeds from the sale of the Notes were approximately $487.7 million after deducting the Initial Purchaser’s discounts and commissions and estimated offering expenses payable by the Company.

The Company intends to use the net proceeds from the sale of the Notes to acquire additional bitcoin.

General

The Notes were issued pursuant to an indenture (the “Indenture”), among the Company, the Guarantor, and U.S. Bank National Association, as trustee and as collateral agent.

The Notes will mature on June 15, 2028; provided that (x) the Notes will mature on September 15, 2025 (the “First Springing Maturity Date”), which is the date that is 91 days prior to December 15, 2025, which is the maturity date of the Company’s existing 0.750% Convertible Notes due 2025 (the “Existing 2025 Notes”), unless on the First Springing Maturity Date (i) the Company has Liquidity (as defined in the Indenture) in excess of 130% of the amount required to pay in full in cash the then outstanding aggregate principal amount of and accrued interest on the Existing 2025 Notes or (ii) less than $100,000,000 of the aggregate principal amount of the Existing 2025 Notes remains outstanding, (y) the Notes will mature on November 16, 2026 (the “Second Springing Maturity Date”), which is the date that is 91 days prior to February 15, 2027, which is the maturity date of the Issuer’s existing 0 % Convertible Notes due 2027 (the “Existing 2027 Notes” and together with the Existing 2025 Notes, the “Existing Notes”) unless on the Second Springing Maturity Date (i) the Company has Liquidity in excess of 130% of the amount required to pay in full in cash the then outstanding aggregate principal amount of and accrued interest on the Existing 2027 Notes or (ii) less than $100,000,000 of the aggregate principal amount of the Existing 2027 Notes remains outstanding and (z) the Notes will mature on the date (such date, an “FCCR Springing Maturity Date” and together with the First Springing Maturity Date and the Second Springing Maturity Date, each a “Springing Maturity Date”) that is 91 days prior to the maturity date of any FCCR Convertible Indebtedness (as defined in the Indenture) unless on the FCCR Springing Maturity Date (i) the Company has Liquidity in excess of 130% of the amount required to pay in full in cash the then outstanding aggregate principal amount of and accrued interest on such FCCR Convertible Indebtedness or (ii) less than $100,000,000 of the aggregate principal amount of such FCCR Convertible Indebtedness remains outstanding.

The Notes will bear interest at a rate of 6.125% per annum. The Company will pay interest on the Notes semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2021.

Guarantees and Security

The Company’s obligations under the Notes are unconditionally guaranteed, jointly and severally, on a senior secured basis by the Guarantor, and certain subsidiaries of the Company that may be formed or acquired on or after the Closing Date (collectively, the “Subsidiary Guarantors”).

The Notes and the related guarantees are secured, on a senior secured basis with the Company’s existing and future senior indebtedness, by security interests on substantially all of the Company’s and the Subsidiary Guarantors assets, including any bitcoins or other digital assets acquired on or after the Closing Date, but excluding the Company’s existing bitcoins as well as bitcoins and digital assets acquired with the proceeds from existing bitcoins and bitcoins acquired from proceeds of debt secured by existing bitcoins (the “Collateral”). On the Closing Date, each of the Company, the Subsidiary Guarantors, and the collateral agent entered into a collateral agreement, which created and established the terms of the security interests that secure the Notes and related guarantees.

Ranking

The Notes and the related guarantees are the general senior secured obligations of the Company and the Subsidiary Guarantors and rank pari passu in right of payment with the Company’s and the Subsidiary Guarantors’ existing and future senior indebtedness (including the Existing Notes), are senior in right of payment to all future subordinated indebtedness of the Company and the Subsidiary Guarantors, and are effectively senior to any existing and future unsecured indebtedness of the Company and the Subsidiary Guarantors (including the Existing Notes) to the extent of the value of the Collateral (after giving effect to the sharing of such Collateral with holders of equal or prior ranking liens on the Collateral). The Notes and the guarantees are (i) secured on a first priority basis by liens on the Collateral (subject to Permitted Liens (as defined in the Indenture) and certain other exceptions) or to the extent there is outstanding ABL Indebtedness (as defined in the Indenture), secured on a first priority basis by the Notes Priority Collateral (as defined in the Indenture) and on a second priority basis by liens on the ABL Priority Collateral (as defined in the Indenture)(subject to Permitted Liens and certain other exceptions), and (ii) effectively subordinated to any future ABL Indebtedness to the extent of the value of the ABL Priority Collateral securing such indebtedness, are effectively subordinated to any existing and future indebtedness of the Company or any Subsidiary Guarantor that is secured by liens on assets that do not constitute a part of the Collateral (including the Company’s existing bitcoins as well as bitcoins and digital assets acquired with the proceeds from existing bitcoins), and are structurally subordinated to any existing and future indebtedness and other liabilities (including trade payables and preferred stock) of MacroStrategy LLC (the Company’s subsidiary that holds its existing bitcoins) and any other Company subsidiaries that are not Subsidiary Guarantors, other than indebtedness and liabilities owed to the Company or a Subsidiary Guarantor.

Optional Redemption

At any time and from time to time prior to June 15, 2024, the Company may redeem some or all of the Notes at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, plus a “make-whole” premium as set forth in the Indenture and form of Note. At any time and from time to time on or after June 15, 2024, the Company may redeem some or all of the Notes at the redemption prices described in the Indenture and form of Note, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. At any time prior to June 15, 2024, but not more than once during each consecutive twelve-month period, the Company may redeem up to 10% of the aggregate principal amount of the Notes at a redemption price equal to 103% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. At any time prior to June 15, 2024, the Company may redeem, on one or more occasions, up to 40% of the aggregate principal amount of the Notes with the proceeds of certain equity offerings, at a redemption price equal to 106.125% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Offer to Repurchase

If the Company experiences a Change of Control or Fundamental Change (each as defined in the Indenture), the Company may be required to offer to repurchase the Notes at a purchase price equal to 101% of their principal amount plus accrued and unpaid interest, if any, to, but excluding, the repurchase date. In certain circumstances, the Company must use certain of the proceeds from a sale of assets to make an offer to repurchase Notes at a purchase price equal to 100% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

Certain Covenants

The Indenture contains covenants that limit the ability of the Company and the Subsidiary Guarantors to, among other things: (i) incur or guarantee additional debt, or issue disqualified stock or certain preferred stock; (ii) create or incur certain liens; (iii) pay dividends, redeem stock or make certain other distributions; (iv) make certain investments; (v) allow the Subsidiary Guarantors to pay dividends to the Company or make other intercompany transfers; (vi) merge or consolidate with another person, or sell or otherwise dispose of all or substantially all of the Company’s assets; and (vii) enter into certain transactions with affiliates, including contributions to specified special-purpose subsidiaries holding bitcoins or other digital assets that are excluded from the Collateral, subject to specified exceptions.

No Registration Rights or Listing

The Notes and related guarantees do not have the benefit of any registration rights. The Notes will not be listed on any securities exchange.

Copies of the Indenture and the form of Note are attached hereto as Exhibit 4.1 and Exhibit 4.2, respectively, and are incorporated herein by reference. The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and the Notes.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Indenture and 6.125% Senior Secured Notes due 2028” is incorporated herein by reference.

Item 8.01.	Other Events.

On the Closing Date, the Company issued a press release announcing the closing of the Notes offering. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

Statements in this Current Report on Form 8-K and the exhibits attached hereto about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the Company’s anticipated use of the net proceeds of the offering. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the factors discussed in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on April 29, 2021, and the risks described in other filings that the Company may make with the Securities and Exchange Commission. Any forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of June 14, 2021, by and among MicroStrategy Incorporated, as issuer, MicroStrategy Services Corporation, as a guarantor, and U.S. Bank National Association, as trustee and notes collateral agent.

4.2	Form of 6.125% Senior Secured Note due 2028 (included within Exhibit 4.1).

99.1	Press Release, dated June 14, 2021, announcing the closing of the offering.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2021	MicroStrategy Incorporated (Registrant)

	By:	/s/ W. Ming Shao
	Name:	W. Ming Shao
	Title:	Senior Executive Vice President & General Counsel